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                                                                    EXHIBIT 23.3

                  [TOWNSEND AND TOWNSEND AND CREW LLP LETTERHEAD]


                 CONSENT OF TOWNSEND AND TOWNSEND AND CREW LLP

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on form S1 and related Prospectus of Sangamo, Inc. for the registration of shares of its common stock.


                                        TOWNSEND AND TOWNSEND AND CREW LLP


                                        By: /s/  JOE LIEBESCHUETZ
                                            -------------------------------
                                            Joe Liebeschuetz, Partner



Palo Alto, California
February 10, 2000